TIREX AMERICA INC.





                    OFFSHORE COMMON STOCK SUBSCRIPTION AGREEMENT


          THIS OFFSHORE COMMON STOCK SUBSCRIPTION AGREEMENT is executed in re-liance upon the transaction exemption afforded by Regulation S("Regula-tion S") as promulgated by the United States Securities and Exchange Com-mission (the "SEC") under the Unites States Securities Act of 1933, as amended (the "Securities Act").

          THIS AGREEMENT has been executed by the undersigned in connection with the private placement of shares of common stock (hereinafter referred to as the "Shares") of Tirex AmericaInc., a Delaware corporation head-quartered at 3767 Thimens, Suite 207, Ville St. Laurent, Quebec, Canada H4R 1W4, a corporation organized under the laws of the State of Delaware, United States of America (hereinafter referred to as the "Seller").

          The undersigned, Damask Holdings Limited, a corporation formed under the laws of the British Virgin Islands and having its administrative of-fice at P.O. Box 484, 108 Halkett Place, St.Helier, Jersey, Channel Is-lands (hereinafter referred to as the "Buyer") , hereby represents and warrants to, and agrees with the Seller as follows:


              1.      AGREEMENT TO SUBSCRIBE; PURCHASE PRICE AND PERIOD


      1.1  OFFER TO PURCHASE

         The undersigned hereby subscribes for five million, five hundred fifty-five thousand, five hundred fifty-five (5,555,555) Shares at a purchase price of twenty-seven United States cents (US $0.27) per share, aggregating to approximately one million, five hundred thousand United States Dollars (US $1,500,000), with all such Shares to be purchased during the approximately six-month period which commences on the date hereof and will end on June 23, 1997 (the "Purchase Period").

      1.2  FORM OF PAYMENT

          Buyer shall pay the purchase price by delivering good funds, in United States Dollars, to the designated depository for closing by deli-very of securities versus payment.

                2.      REPRESENTATIONS AND WARRANTIES OF THE BUYER


      2.1  OFFSHORE TRANSACTION

          Buyer, on its own behalf and on behalf of each of its Beneficial Owners hereby warrants and represents to Seller that, as of the date hereof and as of the date of the Closing, the following statements are and will be true and correct:

          2.1.1     Buyer is not organized under the laws of the United
     States and was not formed for the sole purpose of investing in securities sold without registration under the Securities Act pursuant to Regulation S or otherwise.

          2.1.2 Buyer was not organized by any person or persons who are citizens or residents of the United States and no Beneficial Owner of Buyer is a United States citizen or resident; For purposes of this agree-ment, the term "Beneficial Owner" means any natural person who, directly or indirectly through one or more other natural persons and/or entities, has a beneficial ownershipinterest in, or in any way controls, is con-trolled by, or is under common control with, the Buyer.

          2.1.3 Buyer was not organized by, and neither Buyer nor any of the Beneficial Owners is:

              (a) a person who, prior to the purchase of the Shares, has a beneficial ownership of ten percent or more of the issued and outstanding common stock of the Seller or in any way controls, is controlled by, or is under common control with, the Seller; or

              (b) a person who intends upon expiration of the Restricted Period, either directly or indirectly through one or more intermediaries, to distribute, arrange for, facilitate, or participate in any other manner in the distribution of, the Shares in the United States.

          2.1.4 At the time the buy order was originated, Buyer and each of the Beneficial Owners of Buyer were outside the United States;

          2.1.5 No offer to purchase the Shares was solicited or made in the United States;

          2.1.6 The Buyer (and each of the Beneficial Owners, through the Buyer), is purchasing the Shares for such person's own account and neither the Buyer or any of the Beneficial Owners intends upon the expiration of the Restricted Period, either directly or indirectly through one or more intermediaries, to trade, arrange for, facilitate, or participate in any other manner in the trading of, the Shares in the United States.

          2.1.7 All subsequent offers and sales of the Shares shall be made in compliance with Regulation S pursuant to the registration of the Shares under the Securities Act or pursuant to an exemption from registration.

          2.1.8 Upon payment of the purchase price for the Shares, Buyer will have assumed the entire economic risk of the beneficial owner-ship of the Shares and neither the Buyer nor any of the Beneficial Owners has directly or indirectly entered, will not during the Restricted period enter, and does not intend upon expiration of the Restricted Period to enter, into any arrangements, agreements, or understandings with any person resident in the United States to transfer to such person all or any part of the economic risk of beneficial ownership of the Shares or any of the benefits or burdens of such ownership including but not limited to any rights to buy or sell the Shares, short selling and other hedging trans-actions such as option writing, equity swaps, pledging the Shares as col-lateral, either in a margin account or otherwise, where the lender is in the United States and the expectation is that the collateralization would shift the benefits and burdens of ownership to the lender, or other types of derivative transactions which would result in the transfer of the bene-fits and burdens of the ownership of the Shares back to the United States.

          2.1.9 The Buyer does not intend, nor does any Beneficial Owner indirectly through the Buyer intend, to purchase the Shares in this Reg-ulation S offering for the purpose of evading, and such purchase will not constitute a transaction or a part of a series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade, the registratio provisions of the Securities Act.

          2.1.10 The funds which the Buyer is using to purchase the Shares were not borrowed or otherwise obtained by the Buyer or by any of the Beneficial Owners, directly or indirectly through one or more inter-mediaries, from a source within the United States of America.

          2.1.11 The Buyer and each of the Beneficial Owners understands that the Shares are not being registered under the Securities Act, but are being sold pursuant to the rules governing offers and sales made out-side the United States pursuant to Regulation S and that, in order to determine the applicability of such exemption and the suitability of the Buyer to acquire the Shares, the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Buyer, as set forth herein, of the Directors of the Buyer as set forth in the Certificate of the Directors of the Buyer attached as Exhibit A hereto, and of Basel Corporate Services (Channel Islands) Limited, the Corporate Secretary of the Buyer, (the "BCSL"), as set forth in the Certificate of the Corporate Secretary attached as Ex-hibit B hereto.


     2.2   NO GOVERNMENT RECOMMENDATION OR APPROVAL

          Buyer understands that no federal or state agency of the United States or of any other jurisdiction has passed on or made any recom-mendation or endorsement of the Shares.

            3.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

          Seller hereby warrants and represents to Buyer that, as of the date hereof and as of the date of the Closing, the following statements are and will be true and correct:


     3.1  REPORTING COMPANY STATUS

          Seller is a "Reporting Company, as defined in Rule 902 of Regulation
      S.  Seller is in full compliance with all reporting obligations under
      Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Seller has not registered its Common Stock pursuant to
      Section 12 of the Exchange Act but may do so in the future. The Common Stock is traded in the over-the-counter market as reported in the Elec-tronic Bulletin Board of the National Association of Securities Dealers.


     3.2  COMPANY INFORMATION

          Buyer acknowledges that Seller has furnished Buyer with:

          (a) copies of the Company's most recent annual report on orm 10-KSB filed with the SEC and the Forms 10-QSB and 8-K filed thereafter (collectively, the "SEC Filings"), and

          (b) such additional financial and other data relating to Seller and its business which Buyer considered necessary or advisable to enable him to form a decision concerning its investment in the Shares.


      3.3  OFFSHORE TRANSACTION

          3.3.1 Seller has not offered, and by means of this subscription is not offering, the Shares which are the subject of this transaction to any person in the United States, any identifiable groups of United States citizens abroad, or to any United States person, as that term is defined in Regulation S.

          3.3.2 At the time the buy order for the Shares which are the subject of this subscription agreement was originated, Seller reasonably believed that Buyer was outside of the United States and was not a United States person.

          3.3.3 Based upon the representations made herein by Buyer, the representations of the Directors of the Buyer set forth in Exhibit A hereto, and the representations of the Corporate Secretary set forth in Exhibit B hereto, Seller reasonably believes that the transaction which is the subject of this subscription agreement has not been pre-arranged with a buyer in the United

     States, that upon Buyer's purchase of the Shares the entire economic risk of such purchase shall be borne outside of the United States, and that the Shares will "come to rest" outside of the United States.


     3.4  NO DIRECTED SELLING EFFORTS

          With respect to the transaction which is the subject of this subscription agreement, Seller has not conducted any "directed selling efforts" in the United States, as that term is defined in Rule 902 of Regulation S, nor has Seller conducted any general solicitation relating to the offering and sale of the Shares to persons resident in the United States.


     3.5  STATUS OF SHARES

          The Shares when issued and delivered will be duly and validly authorized and issued, fully paid and non-assessable, and will not subject the holders thereof to personal liability by reason of being such holders. None of the issued and outstanding shares of Seller have preemptive rights.


     3.6  SUBSCRIPTION AGREEMENT

          This subscription agreement has been duly authorized, validly executed, and delivered on behalf of the Seller and is a valid and binding agreement in accordance with its terms.


     3.7  NON-CONTRAVENTION

          The execution and delivery of this Subscription Agreement, the consummation of the issuance of the Shares, and the transactions contemplated by the Subscription Agreement do not and will not con-flict with or result in a breach by the Seller of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Seller, or any indenture mortgage, deed of trust, or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State re-gulatory body, administrative agency or other governmental body having jurisdiction over the Seller or any of its properties or assets.

     3.8   APPROVALS

          Seller is not aware of any authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the Shares in accordance with the terms of this subscrip-tion agreement.


                                  4.      EXEMPTION

          The offer and sale of the Shares are not being registered under the Securities Act and Seller is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S.


                 5.      CLOSING AND ISSUANCE AND DELIVERY OF SHARES


     5.1  TRANSFER AGENT INSTRUCTION

          Seller's transfer agent, Continental Stock Transfer & Trust
     Co. will be instructed to issue one or more certificates rrepresenting the Shares, in such names and denominations as Buyer shall instruct, with a restrictive legend reciting "stop transfer" instructions respecting the sale of the Shares pursuant to Regulation S and the restrictions on transfer arising therefrom, as follows:

          The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), but have been issued in reliance upon Regulation S of the Act. These shares may not be sold or otherwise transferred to a United States person (as defined in Regulation S) or to any person with a United States address during the restricted period following issuance of these shares. Following expiration of the forty day restricted period, any resale or transfer of these shares to a United State person or into the United States must be made in accordance with Regulation S, pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act.


     5.2  DELIVERY

          The certificates representing the Shares shall be registered and issued in the name of, and delivered to, Barclay's Private Bank
     & Trust Limited of 39/41 Broad Street, St. Helier, Jersey, for the benefit of the Buyer on a "delivery against payment" basis at such time as the Buyer deems appropriate during the purchase period as defined in paragraph two of the Delivery Against Payment Instructions attached hereto as Exhibit C to this Subscription Agreement.

     5.3  CLOSING DATE

          The date of the sale, issuance, and delivery of the Shares (the "Closing Date") shall be no later than December 24, 1996, or such other mutually agreed date at such place and time as the parties shall mutually agree.


               6.      CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

          Buyer understands that Seller's obligation to sell the Shares is subject to the following conditions:

          6.1 The receipt and acceptance by Seller of this Subscription Agreement for all of the Shares, as evidenced by execution of this Subscription Agreement by the president of Seller. Seller shall not refuse to accept this Subscription Agreement for any reason (including the fact that the market value of Seller's common stock has increased), other than a material misrepresentation in this Subscription Agreement which would cause the sale of the Shares to the Buyer to be in non-compliance with Regulation S.

          6.2 The receipt and acceptance by Seller of the Certificate of Basel Corporate Services (Channel Islands) Limited as Corporate Secretary of the Buyer with respect to:

          (a)  its knowledge of:

               (i) the Buyer and the non-United States jurisdiction in which it is organized;

               (ii) the identities of the Directors of the Buyer, and the non-United States jurisdiction in which the said Signatory resides;

               (iii) the identity of all of the Beneficial Owners and the non-United States location of the jurisdictions in which all such Beneficial Owners reside;

          (b) Confirmation that the Signatories and the Beneficial Owners are known to it, thus enabling it to make the representations set forth in the said Certificate.

          6.3 The receipt and acceptance by Seller of the Certificate of the Directors of the Buyer with respect to:

          (a)  their knowledge of:

               (i) the Buyer and the jurisdiction in which it is organized; and

               (ii) the identities of all of the Beneficial Owners and
                    the non-United States location of the jurisdictions in which all such Beneficial Owners reside.

          (b) Confirmation that Beneficial Owners are known to them, thus enabling them to make the representations set forth in the said Certificate.

          6.4  Receipt of the Corporate organization documents of the Buyer.

          6.5 Delivery into the Tirex America Inc. escrow account at Barclay's Private Bank & Trust Limited, 39/41 Broad Street, St. Helier, Jersey JE4 8PU, Channel Islands (the "Escrow Account") by Buyer of good funds, in United States Dollars, in the amount set forth in Paragraph 1.1 hereof, as payment in full for the purchase of the Shares.


                7.      CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE

          Seller understands that Buyer's obligation to purchase the Shares is conditioned upon delivery to the Escrow Account of the Certificates representing the Shares, as described above.


                            8.      SURVIVAL OF EXHIBITS

          Other than by reason of change of circumstances, the Exhibits to this Agreement shall remain in full force and effect as to other subsequent subscriptions contemplated under an agreement between the parties.


                                 9.   GOVERNING LAW

          This agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware. A facsimile transmission of this signed agreement shall be legal and binding on all parties hereto.

          IN WITNESS WHEREOF, this Offshore Common Stock Subscription Agreement was duly executed on the date first above written below.


                                        DAMASK HOLDINGS LIMITED



     Dated:  December 20, 1996           By /s/ Jonathan Charles Brannam
                                            Jonathan Charles Brannam, Director



                                        DAMASK HOLDINGS LIMITED



     Dated: December 20, 1996           By /s/ Donald Vernon Willis
                                           Loic John Willis, Director
                                        (by his alternate Donald Vernon Willis)

     AGREED AND ACCEPTED:

      TIREX AMERICA INC.



     By /s/ Terence C. Byrne
        Terence C. Byrne, President

                                      EXHIBIT A


                   To Offshore Common Stock Subscription Agreement


                             __________________________


                     CERTIFICATE OF THE DIRECTORS OF THE BUYER

                             __________________________

                                   ______________

                                   CERTIFICATE OF
                             THE DIRECTORS OF THE BUYER
                                   ______________


          Pursuant to the provisions of Paragraph 6.3 of a certain Offshore Common Stock Subscription Agreement, Dated December 20, 1996, (the "Subscription Agreement") for the purchase by Damask Holdings Limited, a corporation formed under the laws of the British Virgin Islands and having its administrative office at P.O. Box 484, 108 Halkett Place, St. Helier, Jersey, Channel Islands (hereinafter referred to as the "Buyer") of shares (the "Shares") of the common stock of Tirex America Inc. (hereinafter referred to as the "Seller") pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act") provided by Regulation S thereof ("Regulation S") I, the undersigned Jonathan Charles Brannam and Loic John Willis hereby certify that:


          1. We are the Directors of the Buyer and we have been duly appointed and authorized by the Buyer to execute the Subscription Agreement and to take all other actions and sign all other documents as shall be necessary to effect and complete the transactions contem-plated therein.

          2. The representations made by the undersigned herein are accurate and complete and nothing required to make such representations not misleading has been omitted.

          3. We have reviewed the Articles of Incorporation of the Buyer and we are personally acquainted with each of the individuals who are "Beneficial Owners" of the Buyer (for purposes of this Certificate, the term "Beneficial Owner" shall have the same meaning as in the Subscription Agreement, i.e., any natural person who, directly or indirectly through one or more other natural persons and/or entities, has a beneficial ownership interest in, or in any way controls, is controlled by, or is under common control with, the Buyer. We have personally examined the passports of each of the said Beneficial Owners and have made such other investigations as we deemed necessary and proper in order to make the representations certified herein accurate and complete, based upon which, we further certify that:

          (a) The Buyer is a corporation duly formed and existing under the laws of the British Virgin Islands and has no office or other presence within the United States.

          (b) Each of the Beneficial Owners is a natural person who is neither a citizen nor a resident of the United States.

          (c) Buyer was not organized for the sole purpose of investing in securities sold without registration under the Securities Act pursuant to Regulation S or otherwise.

          (d) Buyer was not organized by any person or persons who are citizens or residents of the United States and no Beneficial Owner" of Buyer is a United States citizen or resident;

          (e) Buyer was not organized by, and neither Buyer nor any of the Beneficial Owners is:

                    (i) a person who, prior to the purchase of the Shares, has a beneficial ownership of ten percent or more of the issued and outstanding common stock of the Seller or in any way controls, is controlled by, or is under common control with, the Seller; or

                    (ii) a person who intends upon expiration of  the
                         Restricted Period, as that term is defined in Rule 902(m) of Regulation S (the "Regulation S Restricted Period"), either directly or indirectly through one or more intermediaries, to distribute, arrange for , facilitate, or participate in any other manner in the distribution of, the Shares in the United States.

          (f) At the time the buy order represented by the Subscription Agreement was originated, Buyer and each of the Beneficial Owners of Buyer were outside the United States;

          (g) No offer to purchase the Shares was solicited or made in the United States;

          (h) The Buyer (and each of the Beneficial Owners, through the Buyer), is purchasing the Shares for such person's own account and neither the Buyer or any of the Beneficial Owners intends upon the expiration of the Regulation S Restricted Period, either directly or indirectly through one or more intermediaries, to trade, arrange for, facilitate, or participate in any other manner in the trading of, the Shares in the United States.

          (i) All subsequent offers and sales of the Shares shall be made in compliance with Regulation S pursuant to the registration of the Shares under the Securities Act or pursuant to an exemption from registration.

          (j) Upon payment of the purchase price for the Shares, Buyer will have assumed the entire economic risk of the beneficial ownership of the Shares and neither the Buyer nor any of the Beneficial Owners has directly or indirectly entered, will not during the Restricted period enter, and does not intend upon expiration of the Regulation S Restricted Period to enter, into any arrangements, agreements, or understandings with any person resident in the United States to transfer to such person all or any part of the economic risk of beneficial ownership of the Shares or any of the benefits or burdens of such ownership including but not limited to any rights to buy or sell the Shares, short selling and other hedging transactions such as option writing, equity swaps, pledging the Shares as collateral, either in a margin account or otherwise, where the lender is in the United States and the expectation is that the collateralization would shift the benefits and burdens of ownership to the lender, or other types of derivative transactions which would result in the transfer of the benefits and burdens of the ownership of the Shares back to the United States.

          (k) The Buyer does not intend, nor does any Beneficial Owner indirectly through the Buyer intend, to purchase the Shares in this Regulation S offering for the purpose of evading, and such purchase will not constitute a transaction or a part of a series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade, the registration provisions of the Securities Act.

          (l) The funds which the Buyer is using to purchase the Shares were not borrowed or otherwise obtained by the Buyer or by any of the Beneficial Owners, directly or indirectly through one or more intermediaries, from a source within the United States of America.

          (m) The Buyer and each of the Beneficial Owners understands that the Shares are not being registered under the Securities Act, but are being sold pursuant to the rules governing offers and sales made outside the United States pursuant to Regulation S and that, in order to determine the applicability of such exemption and the suitability of the Buyer to acquire the Shares, the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and under-standings of the Buyer, as set forth in the Subscript-tion Agreement, of the undersigned as set forth in this Certificate, and of the Director of Basel Corporate Services (Channel Islands) Limited, the Corporate Secretary of the Buyer, as set forth in the Certificate of the Corporate Secretary attached as Exhibit B to the Subscription Agreement.

          IN WITNESS WHEREOF, each of the undersigned has executed this certificate.


     Dated:  December 20, 1996          /s/ Jonathan Charles Brannam
                                        Jonathan Charles Brannam

                                        /s/ Donald Vernon Willis
                                        Loic John Willis
                                        (by his alternate Donald Vernon Willis)

                                      EXHIBIT B


                   TO OFFSHORE COMMON STOCK SUBSCRIPTION AGREEMENT


                             ___________________________


                CERTIFICATE OF THE CORPORATE SECRETARY OF THE BUYER

                             ___________________________

                               BASEL TRUST CORPORATION

                                 __________________

                       CERTIFICATE OF THE CORPORATE SECRETARY
                                 __________________



          Pursuant to the provisions of Paragraph 6.2 of a certain Offshore Common Stock Subscription Agreement, Dated December 18, 1996, (the "Subscription Agreement") for the purchase by Damask Holdings Limited, a corporation formed under the laws of the British Virgin Islands and having its administrative office at P.O. Box 484, 108 Halkett Place,
     St. Helier, Jersey, Channel Islands (hereinafter referred to as the "Buyer"), of shares of the common stock of Tirex America Inc. (hereinafter referred to as the "Seller") pursuant to the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act") provided by Regulation S thereof ("Regulation S"), the undersigned corporation, Basel Corporate Services (Channel Islands) Limited, Corporate Secretary of the Buyer, hereby certifies that:

          1. The undersigned is a corporation organized under the laws of Jersey Channel Islands, with offices in the Channel Islands at Basel House, St. Helier, Jersey, 1E4 S8S and that the represent-ations made by it herein are accurate and complete and nothing required to make such representations not misleading has been omitted.

          2. The proper officers of the undersigned have reviewed the Articles of Association, the by-laws, the corporate minutes, and all other relevant corporate documentation of the Buyer, have knowledge of Messrs. Jonathan Charles Brannam and Loic John Willis, the two Directors of the Buyer who have or will be executing the Subscription Agreement on behalf of the Buyer (the "Directors"), have made such other investigations as they have deemed necessary and proper in order to make the representations certified by the undersigned herein accurate and complete, based upon which, the undersigned further certifies that:

          (a) The Buyer is a corporation duly formed and existing under the laws of the British Virgin Islands and to the knowledge of the undersigned, based upon a reasonable investigation, the Buyer has no office or other presence within the United States.

          (b) The Directors are natural persons, each of whom: (i) resides in Sark Channel Islands, a jurisdiction outside of the United States; (ii) is not a citizen of the United States; (iii) is a duly appointed Director of the Buyer; and (iv) has been duly appointed by the Buyer to sign the Subscription Agreement.

          IN WITNESS WHEREOF, Basel Corporate Services (Channel Islands) Limited caused this Certificate to be signed on its behalf by the undersigned thereunto duly authorized.


                                           Basel Corporate Services (Channel
                                             Islands) Limited


                                              /s/ Geoffrey Pitts
     Dated:  December 18, 1996             By /s/ R.M.C. Blackie
                                            (Signature of the Director of
                                               Basel Trust Corporation Limited)

                                      EXHIBIT C


                   To Offshore Common Stock Subscription Agreement



                             __________________________

                       DELIVERY AGAINST PAYMENT INSTRUCTIONS
                             __________________________

                                 TIREX AMERICA INC.

                                 ___________________

                        DELIVERY AGAINST PAYMENT INSTRUCTIONS
                                 ___________________



          These Delivery Against Payment Instructions are issued by
     Tirex America Inc., a corporation organized in the United States under the laws of the State of Delaware, with headquarters at 3767 Thimens, Suite 207, Vile St. Laurent, Quebec, Canada AH4R 1W4 (hereinafter referred to as the "Seller"), and accepted by Damask Holdings Limited, a corporation formed under the laws of the British Virgin Islands and having its administrative office at P.O. Box 484, 108 Halkett Place, St. Helier, Jersey, Channel Islands (hereinafter referred to as the "Buyer") in connection with the Seller's sale to Buyer of up to five million, five hundred fifty-five thousand, five hundred fifty-five (5,555,555) shares of Seller's common stock in reliance upon the transaction exemption afforded by Regulation S promulgated by the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended.


     1.   ESTABLISHMENT OF ESCROW ACCOUNT

          Seller has or will open an Escrow Account, entitled "Tirex America Inc. - Escrow Account" (the "Escrow Account"), at Barclay's Private Bank & Trust Limited, 39/41 Broad Street, St. Helier, Jersey JE4 8PU, Channel Islands (the "Escrow Agent").


     2.   DELIVERY AND ACCEPTANCE OF SUBSCRIPTION AGREEMENTS

          At such time, and from time to time as the Buyer deems appropriate during the Purchase Period, as that term is defined in Paragraph 1.1 of the below referenced Subscription
     Agreement, the Buyer will deliver to the Seller one or more subscription agreements, in the form attached hereto (the "Subscription Agreement") with all applicable attachments required under the terms thereof, for the purchase of up to 5,555,555 shares of the common stock of the Seller (the "Shares"), with the first tranche, consisting of not less than 200,000 Shares, to be purchased on or prior to December 24, 1996, at a per share purchase price of $0.27, and with all subsequent tranches to be for not less than 50,000 Shares at the same per share price of $0.27.


     3.   DELIVERY OF FUNDS INTO ESCROW ACCOUNT

          Upon confirmation from the Seller that it accepts the subscription, the Buyer will deposit into the Escrow Account, by wire transfer, good funds representing the full amount of the purchase price of the shares being purchased at that time in tranches as set forth above in

     Paragraph 2, of these instructions (the "Purchase Price"). Wire instructions for deposit into the Escrow Account are as follows: ___________________________________________________
     ____________________________________________________________



     4.   ISSUANCE AND DELIVERY OF CERTIFICATES

          Immediately Upon confirmation from the Escrow Agent of receipt of the Purchase Price into the Escrow Account in accordance with Paragraph 3, above, the Seller will instruct its transfer agent to:
     (i) issue certificates for the number of shares, for which receipt of the full Purchase Price has been so confirmed, registered in the name of Barclay's Private Bank & Trust Limited for the benefit of the Buyer and (ii) deliver the said certificates by a recognized courier service to the Escrow Agent for deposit into the Escrow Account.


     5.   RELEASE OF FUNDS AND CERTIFICATES

          Upon receipt of the certificates into the Escrow Account, the Escrow Agent will: (i) release the Purchase Price from the Escrow Account and wire the funds represented thereby to the Seller and
     (ii) deliver the certificates to the Buyer by recognized overnight courier, or other secure manner as is the customary practice of the Escrow Agent, in all cases with written confirmation of receipt required.


                                        TIREX AMERICA INC.



                                        By /s/ Terence C. Byrne
                                           Terence C. Byrne, President


     AGREED AND ACCEPTED:

     DAMASK HOLDINGS LIMITED


     By /s/ Jonathan Charles Brannam
       Jonathan Charles Brannam, Director


     DAMASK HOLDINGS LIMITED



     By /s/ Loic John Willis
        Loic John Willis, Director